EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT.

                               STATE OF            NAME UNDER WHICH
NAME                        INCORPORATION     SUBSIDIARY IS DOING BUSINESS

Dillard Investment Co., Inc.   Delaware          Dillard Investment Company

Construction Developers,
  Incorporated                 Arkansas          Dillard's

The Higbee Company             Delaware          Dillard's

J. B. Ivey & Company           North Carolina    Dillard's

Dillard National Bank          National Banking  Dillard National Bank
                                Association

Dillard Travel, Inc.           Arkansas          Dillard Travel, Inc.

Pulaski Realty Company         Arkansas          Pulaski Realty Company

Dillard USA, Inc.              Nevada            Dillard's

Dillard's Utah, Inc.           Utah              Dillard's Utah, Inc.

Dillard International, Inc.    Nevada            Dillard International, Inc.

Dillard Distribution, Inc.     Arkansas          Dillard Distribution, Inc.

Dillard's Wyoming, Inc.        Wyoming           Dillard's

Dillard Ticketing Systems,
 Inc.                          Arizona           Dillard Ticketing Systems, Inc.